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                                                                  Exhibit 10.146

                 POST-CLOSING ESCROW AND MASTER LEASE AGREEMENT

      This POST-CLOSING ESCROW AND MASTER LEASE AGREEMENT (the "AGREEMENT") is made and entered into as of May 21, 2004 (the "EFFECTIVE DATE"), by and among ASG WATAUGA PAVILION, LTD., a Texas limited partnership (hereinafter referred to as "SELLER", INLAND WESTERN WATAUGA LIMITED PARTNERSHIP, an Illinois limited partnership (hereinafter referred to as "BUYER"), and CHICAGO TITLE INSURANCE COMPANY (hereinafter referred to as "ESCROW AGENT") having as its address 171 North Clark Street, Chicago, Illinois 60601, Attention: Nancy Castro.

                                   WITNESSETH:

      WHEREAS, pursuant to that certain Purchase and Sale Agreement dated as of April 20, 2004 (as may be amended, the "CONTRACT"), by and between Seller and Inland Real Estate Acquisitions, Inc. (Buyer's predecessor in interest), Buyer acquired from Seller certain real property known as the Watauga Pavilion Shopping Center located in Watauga, Tarrant County, Texas (the "PROPERTY"), such acquisition having been closed and consummated as of the Effective Date;

      WHEREAS, pursuant to the terms of the Contract, Seller and Buyer have agreed to enter into this Agreement to govern, among other things, the establishment of certain escrow accounts and the post-closing rights and obligations of Seller with respect to the Post-Closing Construction and the Master Lese Premises (as such terms are used in the Contract);

      NOW, THEREFORE, for and in consideration of the premises hereto, the covenants and agreements hereinafter made, and for Ten and No/100 Dollars ($10.00) in hand paid to Escrow Agent, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENT:

1. DEFINITIONS. Capitalized terms which are used but not defined in this Agreement shall have the meanings ascribed thereto in the Contract.

2.    MASTER LEASE.

      (a) From and after the Effective Date hereof until the Termination Date (as defined in SECTION 6 hereof), Purchaser hereby grants and conveys to Seller, and Seller hereby accepts from Purchaser, the Post-Closing Leasing Rights covering the Master Lease Premises.

      (b) Except as may be otherwise expressly set forth herein, the rights and obligations of Seller and Purchaser with respect to the Post-Closing Leasing Rights and the Master Lease Premises shall be governed by the terms and provisions of the Contract, including, without limitation, SECTIONS 15.2, 15.3 and 15.4 of the Contract.

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      3.    POST-CLOSING CONSTRUCTION ESCROW.

      (a) Contemporaneously with the execution hereof, Seller has delivered to Escrow Agent, and Escrow Agent hereby acknowledges receipt of, the sum of Four Hundred Seventy Three Thousand and No/100 Dollars ($473,000.00) (the "POST-CLOSING CONSTRUCTION ESCROW") to secure the performance and completion by Seller of the Post-Closing Construction, as more particularly set forth in SECTION 15.4 of the Contract. The Post-Closing Construction Escrow constitutes Seller's total monetary obligations with respect to the Post-Closing Construction.

      (b) Escrow Agent agrees to immediately deposit the Post-Closing Construction Escrow in a money market account in a financial institution approved by Seller and Buyer, in their respective reasonably discretion, from which immediate withdrawal is available without penalty, and to hold and disburse the same, together with any interest earned thereon, in accordance with this Agreement. Interest earned on the Post-Closing Construction Escrow shall belong to Seller, and shall be disbursed to Seller upon the termination of this Agreement.

      (c) Upon the Substantial Completion of the Post-Closing Improvements, Seller shall provide Escrow Agent (with a contemporaneous copy to Buyer) with (i) a written certification that Substantial Completion has occurred and (ii) Seller's written direction to Escrow Agent to release the Post-Closing Construction Escrow to Seller (collectively, the "COMPLETION NOTICE"). Within one (1) business day of Escrow Agent's receipt of the Completion Notice, Escrow Agent shall disburse the Post Closing Construction Escrow to Seller. For purposes of this SECTION 3, "Substantially Complete" or "Substantial Completion" shall mean (a) a certificate of substantial completion (subject only to an attached punch list) as to the Post-Closing Improvements and all Post-Closing Construction shall have been issued and signed by Seller's project architect stating that Seller's work has been substantially completed (subject only to an attached punch list) in substantial compliance with the Plans and Specifications and all applicable governmental rules, regulations and requirements, (ii) Seller shall have delivered to Buyer and Escrow Agent lien waivers from Seller's general contractor for the ninety (90) day period prior to the date of Substantial Completion, and
      (iii) Seller shall have delivered to Buyer and Escrow Agent an updated survey showing the final as-built condition of the Post-Closing Improvements (at Seller's sole cost and expense).

      (d) In accordance with the terms and provisions of SECTION 15.3(b) of the Contract, in the event that any portion of the Post-Closing Improvements is not Substantially Complete by the expiration of the Post-Closing Leasing Period, Buyer, as Buyer's sole remedy, shall be entitled to complete such construction in accordance with the applicable terms hereof and of the Contract, and upon completion of such construction and delivery to Escrow Agent of invoices documenting the reasonable out-of-pocket expenses incurred by Buyer in connection with such construction (accompanied by evidence that such invoices have been paid in full), Escrow Agent shall remit to Buyer the entire amount of such invoices within two (2) business days of Escrow Agent's receipt thereof by wire transfer or a check payable as directed by Buyer. Each invoice submitted to Escrow Agent will be sent simultaneously to Seller, Seller shall have the right, during such two (2) business day period, to deliver in writing any bona fide objection regarding the

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      content thereof to Escrow Agent (with a simultaneous copy to Buyer) if
      Seller reasonably and in good faith determines that the amounts reflected in the invoices are not accurate. If Escrow Agent does not timely receive any such written objection from Seller, then Escrow Agent shall disburse the appropriate amount out of the Post-Closing Construction Escrow. Any remaining portion of the Post-Closing Construction Escrow following such disbursement to Buyer shall be immediately disbursed to Seller. Notwithstanding anything contained herein or in the Contract to the contrary, if applicable, the terms and provisions of this SECTION 3(d) shall survive the expiration of the Post-Closing Leasing Period and/or the Termination Date for a period of twelve (12) months. In the event that any funds remain in the Post-Closing Construction Escrow at the end of such 12-month period, all such remaining funds shall be immediately disbursed to Seller.

      (e) Except as otherwise expressly set forth herein, the rights and obligations of Seller and Buyer with respect to the Post-Closing Construction Escrow shall be governed by the terms and provisions of
      SECTION 15.4 of the Contract.

4.    MASTER LEASE RENT ESCROW.

      (a) Contemporaneously with the execution hereof, Seller has delivered to Escrow Agent, and Escrow Agent hereby acknowledges receipt of, the sum of Seven Hundred Fifteen Thousand Nine Hundred Sixty and No/100 Dollars ($715,960.00) (the " MASTER LEASE RENT ESCROW". The Master Lease Rent Escrow constitutes the Seller's total rental obligations, triple-net obligations and other monetary obligations with respect to the Master Lease Premises.

      (b) Escrow Agent agrees to immediately deposit the Master Lease Rent Escrow in a money market account in a financial institution approved by Seller and Buyer, in their respective reasonably discretion, from which immediate withdrawal is available without penalty, and to hold and disburse the same, together with any interest earned thereon, in accordance with this Agreement. Interest earned on the Master Lease Rent Escrow shall belong to Seller, and shall be disbursed to Seller upon the termination of this Agreement.

      (c) Escrow Agent is hereby authorized to pay to Buyer in accordance with the terms hereof, without further direction from Seller, monthly payments, in advance, for rent and reimbursable expenses, from the Master Lease Rent Escrow, in the sum of 1/24th of the Master Lease Rent Escrow (each, a "MASTER LEASE RENT PAYMENT"). The Master Lease Rent Payment shall be made by Escrow Agent to Buyer until the earlier of: (i) the date which is twenty-four (24) months after the date hereof, or (ii) the date on which the Master Lease Premises has been eliminated pursuant to one or more Master Lease Reductions. Immediately upon written notification by Seller to Escrow Agent (with a contemporaneous copy to Buyer) of a Master Lease Reduction (the "REDUCTION NOTICE") Escrow Agent shall reduce the Master Lease Rent Escrow by the gross amount of all of the base rent, additional rent, triple-net payments and tenant reimbursables payable and/or scheduled for payment under the applicable Tenant Lease during the remaining portion of the term of this Agreement (as set forth in the Reduction Notice), and shall immediately disburse to Seller from the Master Lease Rent Escrow an amount equal to the amount of such reduction, After such reduction, the Escrow Agent shall recalculate the scheduled Master Lease Rent Payment to be the sum of the amount remaining in the

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      Master Lease Rent Escrow divided by the number of months then remaining in the term of this Agreement.

      (d) If the Post-Closing Leasing Period expires prior to the date that is 24 months after the date hereof, then the funds held under the Master Lease Rent Escrow shall be disbursed as follows:

            (i) First, to Buyer in the amount of any accrued but unpaid rentals owing from Seller to Buyer under the Master Lease Rent Escrow (less the amount of payments owed from Buyer to Seller, if any, thereunder); and

            (ii) Second, any remaining portion thereof to Seller in accordance herewith.

      (e) If not disbursed as of the expiration of the full 24 month period, all of the funds remaining in the Master Lease Rent Escrow shall be immediately disbursed to Seller.

      (f) Except as otherwise expressly set forth herein, the rights and obligations of Seller and Buyer with respect to the Master Lease Rent Escrow shall be governed by the terms and provisions of SECTION 15.3 of the Contract.

5.    TILC ESCROW.

      (a) Contemporaneously with the execution hereof, Seller has delivered to Escrow Agent, and Escrow Agent hereby acknowledges receipt of, the following amounts:

            (i) One Hundred Ninety Four Thousand Five Hundred Thirty Five and No/100 Dollars ($194,535.00) (the "LEASING DEPOSIT") for the payment of certain tenant improvement expenses incurred by Seller in connection with Seller's exercise of the Post-Closing Leasing Rights, and

            (ii) Thirty Eight Thousand Nine Hundred Seven and No/100 Dollars ($38,907.00) (the "COMMISSION DEPOSIT") for the payment of certain leasing commissions incurred by Seller in connection with Seller's exercise of the Post-Closing Leasing Rights.

      The Leasing Deposit and the Commission Deposit are hereinafter collectively referred to as the "TILC ESCROW." The TILC Escrow constitutes Seller's total monetary obligations with respect to the tenant improvement expenses and the leasing commissions incurred in connection with Seller's exercise of the Post-Closing Leasing Rights.

      (b) Escrow Agent agrees to immediately deposit the TILC Escrow in a money market account in a financial institution approved by Seller and Buyer, in their respective reasonably discretion, from which immediate withdrawal is available without penalty, and to hold and disburse the same, together with any interest earned thereon, in accordance with this Agreement. Interest earned on the TILC Escrow shall belong to Seller, and shall be disbursed to Seller upon the termination of this Agreement.

      (c) Upon the delivery of a portion of the Master Lease Premises to a new tenant (the "NEW LEASE PREMISES") pursuant to the terms of such new tenant's lease, Seller shall

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      deliver to Escrow Agent written notice thereof (the "NEW LEASE NOTICE"), with a contemporaneous copy to Buyer, which New Lease Notice shall set forth the date of delivery and the rentable square footage of such portion of the Master Lease Premises. Upon receipt of the New Lease Notice, Escrow Agent shall remit to Seller, by wire transfer or a check payable as directed by Seller, an amount equal to:

            (i) $15.00 per rentable square foot of the New Lease Premises for tenant improvements, to be disbursed from the Leasing Deposit portion of the TILC Escrow; and

            (ii) $3.00 per rentable square foot of the New Lease Premises for leasing commissions, to be disbursed from the Commission Deposit portion of the TILC Escrow.

      (d) Escrow Agent will advance the TILC Escrow to Seller in accordance with SECTION 5(c) above until the earlier to occur of (i) the date upon which there are no further funds remaining in the TILC Escrow, or (ii) the date upon which the entirety of the Master Lease Premises has been leased and delivered to one or more new tenant. In the event of the lease and delivery of the entirety of the Master Lease Premises as provided in the preceding sentence, Seller shall provide Escrow Agent with written direction to release any remaining portion of the TILC Escrow to Seller and Escrow Agent shall disburse same to Seller within one (1) business day of receipt of such notice.

      (e) If any portion of the Master Lease Premises fails to be Occupied as of the expiration of the Post-Closing Leasing Period (collectively, the "FINAL VACANT SPACE"), any amounts remaining in the TILC Escrow shall be disbursed by Escrow Agent as follows:

            (i) First, to Buyer, an amount equal to the sum of (A) $15.00 per rentable square foot of the Final Vacant Space for tenant improvements, to be disbursed from the Leasing Deposit portion of the TILC Escrow, and (B) $3.00 per rentable square foot of the Final Vacant Space for leasing commissions, to be disbursed from the Commission Deposit portion of the TILC Escrow; and

            (ii)  Second, to Seller, any remaining portion of the TILC Escrow.

      (f) Except as otherwise expressly set forth herein, the rights and obligations of Seller and Buyer with respect to the TILC Escrow shall be governed by the terms and provisions of SECTION 15.3 of the Contract.

6. TERMINATION. This Agreement shall terminate and be null and void upon the earlier to occur of the following events (the "TERMINATION DATE"):

      (a)   upon the mutual written agreement of Seller, Buyer and Escrow Agent;

      (b) upon the Occupancy of the entirety of the Master Lease Premises by one or more tenants pursuant to new Tenant Leases between such tenants and Buyer; or

      (c) the date that is twenty-four (24) months from the Effective Date hereof.

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      Upon the termination of this Agreement, Seller and Buyer shall execute a termination of the Memorandum of Agreement (as defined in SECTION 11(f) hereof), and shall cause such termination to be promptly recorded in Real Property Records of Tarrant County, Texas.

7. ESCROW AGENT LIABILITY. The following provisions shall control with respect to the rights, duties, liabilities, privileges and immunities of Escrow
Agent:

      (a) Escrow Agent is not a party to and is not bound by, or charged with notice of, any agreement out of which this escrow may arise, except for the provisions of this Agreement.

      (b) Escrow Agent acts hereunder as a depository and disbursing Escrow Agent only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the instruments or funds which are the subject of this Agreement.

      (c) In the event Escrow Agent becomes involved in litigation in connection with this Agreement not arising as a result of any negligence or willful misconduct on the part of Escrow Agent, the non-prevailing party, jointly and severally, agree to indemnify and save Escrow Agent harmless from all loss, cost, damages, expenses and attorneys' fees suffered or incurred by Escrow Agent as a result thereof.

      (d) Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document which Escrow Agent, in good faith, believes to be genuine and what it purports to be.

      (e) Escrow Agent shall act hereunder in accordance with ordinary business practices and shall not be liable for anything which it may do or refrain from doing in connection herewith, except its own negligence or willful misconduct.

      (f) In the event of any good faith disagreement between Seller and Buyer (collectively, the "PARTIES"), or between them or any of them and any other person, resulting in adverse claims or demands being made in connection with this Agreement or in the event that Escrow Agent, in good faith, is in doubt as to what action it should take hereunder, Escrow Agent may, at its option, by written notice to the Parties, refuse to comply with any claims or demands on it or refuse to take any other action hereunder so long as such disagreement continues or such doubt exists; and in any such event, Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons, and Escrow Agent shall have been notified thereof, in writing, signed by all such persons. The rights of Escrow Agent under this paragraph are cumulative of all other rights which it may have, by law or otherwise.

      (g) Reasonable compensation for the escrow services herein required of Escrow Agent, if any, shall be paid equally by Seller and Buyer.

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8.    SPRINT TI ALLOWANCE ESCROW.

      (a) Contemporaneously with the execution hereof, Seller has delivered to Escrow Agent, and Escrow Agent hereby acknowledges receipt of the sum of Fifty Four Thousand Seven Hundred Sixty and No/100 Dollars ($54,760.00) (the "SPRINT TI ALLOWANCE ESCROW"). Seller and Buyer acknowledge and agree that a certain tenant improvement allowance is conditionally payable to that certain tenant at the Property known as "Sprint" ("SPRINT") under Sprint's Tenant Lease (as such Tenant Lease exists as of the Effective Date, the "SPRINT LEASE"). Sprint has not, as of the Effective Date, provided to Seller certain of the documentation and other deliveries required under the Sprint Lease as a condition to the payment of such tenant improvement allowance. The payment of the tenant improvement allowance under the Sprint Lease (as such obligation exists as of the Effective Date) is subject to the satisfaction by Sprint of the applicable payment conditions under the Sprint Lease (as such conditions exist as of the Effective Date).

      (b) Escrow Agent agrees to immediately deposit the Sprint TI Allowance Escrow in a money market account in a financial institution approved by Seller and Buyer, in their respective reasonably discretion, from which immediate withdrawal is available without penalty, and to hold and disburse the same, together with any interest earned thereon, in accordance with this Agreement. Interest earned on the Sprint TI Allowance Escrow shall belong to Seller, and shall be disbursed to Seller upon the termination of this Agreement. The Sprint TI Allowance Escrow constitutes Seller's total monetary obligations with respect to the payment of the tenant improvement allowance under the Sprint Lease.

      (c) Promptly after the satisfaction by Sprint of the conditions to payment of such tenant improvement allowance as stated in the Sprint Lease, Seller shall provide Escrow Agent (with a contemporaneous copy to Buyer) with Seller's written direction to Escrow Agent to release the Sprint TI Allowance Escrow to Sprint (including payment directions for Sprint) as payment of the tenant improvement allowance owed by Seller to Sprint (the "SPRINT TI NOTICE"). Within one (1) business day of Escrow Agent's receipt of the Sprint TI Notice, Escrow Agent shall disburse the Sprint TI Allowance Escrow to Sprint in accordance with the Sprint TI Notice.

      (d) In the event either (i) the obligation under the Sprint Lease to pay such tenant improvement allowance expires, lapses or terminates for any reason during the Post-Closing Leasing Period prior to the satisfaction of the applicable payment conditions, or (ii) the applicable payment conditions are not satisfied during the Post-Closing Leasing Period, the Sprint TI Allowance Escrow shall be immediately disbursed to Seller upon written notice to Escrow Agent (with a contemporaneous copy to Buyer). Notwithstanding any release to Seller of the Sprint TI Allowance Escrow under ITEM (ii) above, Seller shall remain liable to Sprint for the payment of the tenant improvement allowance under the Sprint Lease (as such obligation exists as of the Effective Date), subject to the satisfaction by Sprint of the applicable payment conditions under the Sprint Lease (as such conditions exist as of the Effective Date).

9.    ADDITIONAL LEASING COMMISSIONS ESCROWS.

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      (a)   Contemporaneously with the execution hereof, Seller has delivered to
      Escrow Agent, and Escrow Agent hereby acknowledges receipt of, the following amounts:

            (i) Thirty Three Thousand Six Hundred and No/100 Dollars ($33,600.00) (the "HALF PRICE BOOKS LC ESCROW") for the payment of the unpaid portion of that certain leasing commission that is conditionally payable in connection with the Tenant Lease (as such Tenant Lease exists as of the Effective Date, the "HALF PRICE BOOKS LEASE") for the tenant at the Property known as "Half Price Books" ("HALF PRICE BOOKS"), and

            (ii) Forty Two Thousand and No/100 Dollars ($42,000.00) (the "PARTY CITY LC ESCROW") for the payment of the unpaid portion of that certain leasing commission that is conditionally payable in connection with the Tenant Lease (as such Tenant Lease exists as of the Effective Date, the "PARTY CITY LEASE") for the tenant at the Property known as "Party City" ("PARTY CITY").

      The Half Price Books LC Escrow and the Party City LC Escrow are hereinafter collectively referred to as the "OUTSTANDING LC ESCROW." The payment of the unpaid portion of those certain leasing commissions that are conditionally payable in connection with the Party City Lease and the Half Price Books Lease (as such obligation exists as of the Effective
      Date) is subject to the satisfaction of the applicable payment conditions under the applicable Tenant Leases (as such conditions exist as of the Effective Date).

      (b) Escrow Agent agrees to immediately deposit the Outstanding LC Escrow in a money market account in a financial institution approved by Seller and Buyer, in their respective reasonably discretion, from which immediate withdrawal is available without penalty, and to hold and disburse the same, together with any interest earned thereon, in accordance with this Agreement. Interest earned on the Outstanding LC Escrow shall belong to Seller, and shall be disbursed to Seller upon the termination of this Agreement. The Outstanding LC Escrow constitutes Seller's total monetary obligations with respect to the payment of the unpaid portion of those certain leasing commissions that are conditionally payable in connection with the Party City Lease and the Half Price Books Lease.

      (c) Promptly after the satisfaction by the applicable party of the conditions to payment of the unpaid portion of such leasing commissions as stated in the Party City Lease or the Half Price Books Lease (as applicable), Seller shall provide Escrow Agent (with a contemporaneous copy to Buyer) with Seller's written direction to Escrow Agent to release the Party City LC Escrow or the Half Price Books LC Escrow (as the case may be) to the applicable party (including payment directions for such party) as payment of the unpaid portion of such leasing commissions owed by Seller (an "LC NOTICE"). Within one (1) business day of Escrow Agent's receipt of an LC Notice, Escrow Agent shall disburse the Party City LC Escrow or the Half Price Books LC Escrow (as the case may be) to the applicable party in accordance with the LC Notice.

      (d) In the event either (i) the obligation under the Party City Lease or the Half Price Books Lease (as applicable) to pay such leasing commissions expires, lapses or terminates for any reason during the Post-Closing Leasing Period prior to the satisfaction

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      of the applicable payment conditions, or (ii) the applicable payment conditions are not satisfied during the Post-Closing Leasing Period, the applicable portion of the Outstanding LC Escrow (being either the Party City LC Escrow or the Half Price Books LC Escrow) shall be immediately disbursed to Seller upon written notice to Escrow Agent (with a contemporaneous copy to Buyer), Notwithstanding any release to Seller of any portion of the Outstanding LC Escrow under ITEM (ii) above, Seller shall remain liable for the payment of the unpaid portion of those certain leasing commissions that are conditionally payable in connection with the Party City Lease and the Half Price Books Lease (as such obligations exist as of the Effective Date), subject to the satisfaction of the applicable payment conditions under the Party City Lease or the Half Price Books Lease as the case may be (as such conditions exist as of the Effective
      Date).

10.   PARTY CITY EARNOUT ESCROW.

      (a) Contemporaneously with the execution hereof, Seller has delivered to Escrow Agent, and Escrow Agent hereby acknowledges receipt of, the sum of Two Million One Hundred Forty-six Thousand and No/100 Dollars ($2,146,000.00) (the "PARTY CITY EARNOUT ESCROW") as and for that portion of the Purchase Price attributable to the value of the tenancy under the Party City Lease.

      (b) Escrow Agent agrees to immediately deposit the Party City Earnout Escrow in a money market account in a financial institution approved by Seller and Buyer, in their respective reasonably discretion, from which immediate withdrawal is available without penalty, and to hold and disburse the same, together with any interest earned thereon, in accordance with this Agreement, Interest earned on the Party City Earnout Escrow shall be deemed to be a part of the Party City Earnout Escrow, and shall be disbursed to the party entitled to the Party City Earnout Escrow as a part thereof.

      (c) Upon the satisfaction of the Party City Conditions (as hereinafter defined), Seller shall provide Escrow Agent (with a contemporaneous copy to Buyer) with: (i) a written certification that the satisfaction of the Party City Conditions has occurred, and (ii) Seller's written direction to Escrow Agent to release the Party City Earnout Escrow to Seller (collectively, the "PARTY CITY NOTICE"). Within one (1) business day of Escrow Agent's receipt of the Earnout Notice, Escrow Agent shall disburse the Party City Earnout Escrow to Seller. For purposes of this SECTION 10, the term "PARTY CITY CONDITIONS" shall mean: (i) Party City has opened for business with the public at the Property for at least one calendar day as required in the Party City Lease, (ii) Party City has commenced paying full rent and expense reimbursements as required under the Party City Lease, and (iii) Party City shall have executed and delivered an estoppel certificate to Buyer in substantially the same form and substance as was delivered to Buyer prior to the Effective Date (such prior estoppel having been delivered May 10, 2004) but does not contain any express exceptions regarding Seller's delivery of the premises to Party City nor the acceptance of the premises by Party City.

      If item (ii) above occurs but either of items (i) or (iii) above have not yet then occurred, then Seller shall be entitled to collect and receive any and all such amounts under item (ii) until such time as the Party City Earnout Escrow is disbursed hereunder to either

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      Seller or Buyer, as the case may be (and Buyer will promptly pay over to
      Seller any such amounts that are received by Buyer).

      If item (ii) above occurs but item (i) above has not yet then occurred, then Buyer shall undertake commercially reasonable efforts to enforce Party City's obligation to open for business as required under the Party City Lease (as such obligation existed as of the Effective Date) and if item (i) above is not satisfied within 90 days of the date the Party City Lease requires same to occur despite Buyer's efforts to enforce the requirements Party City Lease, then Seller shall be entitled to undertake its efforts to procure the Party City Replacement Tenant (as defined below) as provided below.

      (d) In the event Party City properly and timely terminates the Party City Lease pursuant to Section 2.05 of the Party City Lease, Buyer shall deliver written notice to Seller of such termination (the "PARTY CITY TERMINATION NOTICE") and, in such event, Seller shall have the right (but not the obligation) to procure one or more replacement tenants for the Party City demised premises (collectively, the "PARTY CITY REPLACEMENT TENANT") on or prior to December 31, 2004. If Seller procures the Party City Replacement Tenant on or prior to December 31, 2004, then the Party City Earnout Escrow shall be disbursed by Escrow Agent as follows:

            (i) First, to Buyer, an amount equal to the DIFFERENCE BETWEEN (A) the amount of the Party City Earnout Escrow, LESS (B) the Replacement Tenant Earnout Value; and

            (ii) Second, to Seller, any remaining portion of the Party City Earnout Escrow.

      (e) If Party City properly and timely terminates the Party City Lease pursuant to Section 2.05 of the Party City Lease and Seller fails to procure the Party City Replacement Tenant on or prior to December 31, 2004, then (i) the Party City Earnout Escrow shall be disbursed by Escrow Agent to Buyer within one (1) business day after delivery to the Escrow Agent of a written certification from Buyer (with a contemporaneous copy to Seller) that the foregoing has occurred and directing Escrow Agent to so disburse the Party City Earnout Escrow, and (ii) Buyer shall provide Seller with a demand promissory note evidencing Buyer's contingent obligation to pay to Seller the Replacement Tenant Earnout Value as provided in the last sentence of this SECTION 10(e) (with Seller only having the right to make demand on such promissory note upon the procurement of the Party City Replacement Tenant as provided below). Notwithstanding the foregoing, despite the disbursement of the Party City Earnout Escrow to Buyer in accordance with this SECTION 10(e), Seller shall continue to have the right (but not the obligation) to procure the Party City Replacement Tenant on or prior to May 20, 2006. If Seller procures the Party City Replacement Tenant after December 31, 2004, but on or prior to May 20, 2006, then Buyer shall pay to Seller (or Seller's designee) an amount equal to the Replacement Tenant Earnout Value within three (3) business days after the rent commencement date under the lease agreement for the Party City Replacement Tenant. The foregoing obligation to pay, if applicable, shall survive the expiration or termination of this Agreement.

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      (f)   The Party City Replacement Tenant and the lease agreement for the
      Replacement Tenant are subject to the requirements and limitations as are applicable to the Post-Closing Leasing Rights as set forth in the Contract. As used hereunder, the term "REPLACEMENT TENANT EARNOUT VALUE" means the result of dividing the Party City Replacement Tenant's net annual base rent by 7.42%. In no event shall the Replacement Tenant Earnout Value exceed the amount of the Party City Earnout Escrow. Seller shall (i) have the Post-Closing Leasing Rights in connection with Seller's efforts to procure the Party City Replacement Tenant and (ii) be responsible for all costs and expenses required to place the Replacement Tenant into the Party City demised premises including (but not limited to) brokerage commissions, tenant improvement allowances, free rent periods, and like payment obligations and inducements as are applicable to the Post-Closing Leasing Rights as set forth in the Contract.

      (g) Except as may be expressly set forth herein, the premises for the Party City Lease does not constitute any portion of the Post-Closing Improvements.

11.   MISCELLANEOUS.

      (a) All notices, requests, consents and other communications hereunder shall be sent to each of the following parties and be in writing and shall be personally delivered, sent by Federal Express or other overnight or same day courier service providing a return receipt, (and shall be effective when received, when refused or when the same cannot be delivered, as evidenced on the return receipt) to the following addresses:

      If to Buyer:          2901 Butterfield Road
                            Oak Brook, Illinois 60523
                            Attention: G. Joseph Cosenza
                            Tel. No.       630-218-4948
                            Fax No.        630-218-4935 and
                                           630-218-4900

      with a copy to:       The Law Offices of Charles J. Benvenuto
                            2901 Butterfield Road
                            3rd Floor
                            Oak Brook, Illinois 60523
                            Attn: Charles J. Benvenuto, Esq.
                            Tel. No.       630-571-2331
                            Fax No.        630-571-2360

      If to Seller:         c/o ASG Real Estate Company
                            2408 E. Trinity Mills Road, Suite 100
                            Carrollton, Texas 75006
                            Attention: Ahmad Sbaiti
                            Tel. No.       214-390-1900
                            Fax No.        214-390-1919

      Copy to:              Winstead Sechrest & Minick P.C.
                            5400 Renaissance Tower
                            1201 Elm Street
                            Dallas, Texas 75270
                            Attn: Michael F. Alessio, Esq.
                            Tel No.        214-745-5144
                            Fax No.        214-745-5390

      If to Escrow Agent:   171 North Clark Street
                            Chicago, Illinois 60601
                            Attn: Nancy Castro
                            Tel No.:       312-223-2709
                            Fax No.:       312-223-2108

      (b) This Agreement may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories of the original or the same counterpart. Furthermore, the signatures from one counterpart may be attached to another to constitute a fully executed original. The Agreement may be executed by facsimile.

      (c) Escrow Agent agrees to deliver to Buyer and to Seller, on a monthly basis, a copy of the bank statements of accounts of the Escrow Deposits. Such monthly statements shall be delivered to:

            (i) As to Buyer: Inland Retail Real Estate Trust, Inc., 200 Waymont Court, Suite 126, Unit 10, Lake Mary, Florida 32746 (telephone: 407-688-6540; facsimile: 407-688-6543); and

            (ii) As to Seller: c/o ASG Real Estate Company, Attn: Ahmad Sbaiti, 2408 E. Trinity Mills Road, Suite 100, Carrollton, Texas 75006 (telephone: 214-390-1900; facsimile: 214-390-1919).

      (d) Escrow Agent shall have the right to resign as Escrow Agent hereunder at any time by giving sixty (60) days' prior written notice of such resignation to all of the other parties hereto. In the event that Escrow Agent shall at any time fail or refuse to serve or shall resign as Escrow Agent hereunder, then Seller and Buyer shall have the right to designate a successor Escrow Agent which shall be an independent third party. If any such successor Escrow Agent hereunder shall at any time fail or refuse to act as Escrow Agent in accordance with the provisions hereof, then a further successor shall be selected by Seller and Buyer.

      (e) The rights of Seller under this Agreement are not assignable without the prior written consent of Buyer, which consent may be granted or withheld at Buyer's sole discretion unless the assignment is made to an entity which controls, is controlled by or is under common control with Seller, in which case Buyer's consent will not be required. In any event, the assignee must assume the obligations of Seller hereunder pursuant to an agreement in form and substance reasonably acceptable to Buyer.

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

      (f) This Agreement shall not be recorded. Seller and Buyer shall execute and acknowledge a memorandum of this Agreement (the "MEMORANDUM OF AGREEMENT") simultaneously with their execution hereof, which Memorandum of Agreement will be promptly recorded in the Real Property Records of Tarrant County, Texas. In the event Buyer desires to sell the Property during the term of this Agreement, the Property shall be conveyed subject to the terms and provisions of this Agreement, and Buyer shall cause the purchaser to execute and deliver to Seller an assignment and assumption of this Agreement in form and substance reasonably satisfactory to Seller. In the alternative, at Buyer's option, Buyer, Seller and Escrow Agent shall enter into a written agreement declaring this Agreement to be null and void and of no further force and effect, in which event all funds remaining in the Post-Closing Construction Escrow, the Master Lease Rent Escrow and the TILC Escrow as of the effective date of such written agreement shall be immediately disbursed to Seller notwithstanding any provision contained herein or in the Contract, and the Parties shall have no further obligations to each other hereunder.

      (g) This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, and shall be governed and construed in accordance with the laws of the State of Texas. No modification, amendment or waiver of the terms hereof shall be valid or effective unless in writing and signed by Seller and Buyer. If there is any conflict between the terms of this Agreement and the terms of the Contract, the terms of the Contract shall control in all events.


            [The balance of this page was intentionally left blank.]

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed and delivered as of the day and year first above written.

                                BUYER:

                                INLAND WESTERN WATAUGA LIMITED
                                PARTNERSHIP,
                                an Illinois limited partnership

                                By:    Inland Western Watauga GP, LLC,
                                       a Delaware limited liability company
                                       General Partner

                                       By:  Inland Western Retail Real Estate
                                            Trust, Inc.,
                                            a Maryland corporation
                                            Sole Member


                                            By: /s/ G. Joseph Cosenza
                                                --------------------------------
                                            Name: G. JOSEPH COSENZA
                                                 -------------------------------
                                            Title: Authorized Agent
                                                  ------------------------------
                                SELLER:

                                ASG WATAUGA PAVILION, LTD.,
                                a Texas limited partnership

                                By:    ASG REAL ESTATE COMPANY,
                                       a Texas corporation
                                       its General Partner


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Its:
                                           -------------------------------------

Signature Page

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed and delivered as of the day and year first above written.

                                BUYER:

                                INLAND WESTERN WATAUGA LIMITED
                                PARTNERSHIP,
                                an Illinois limited partnership

                                By:    Inland Western Watauga GP, LLC,
                                       a Delaware limited liability company
                                       General Partner

                                       By:  Inland Western Retail Real Estate
                                            Trust, Inc.,
                                            a Maryland corporation
                                            Sole Member


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                SELLER:

                                ASG WATAUGA PAVILION, LTD.,
                                a Texas limited partnership

                                By:    ASG REAL ESTATE COMPANY,
                                       a Texas corporation
                                       its General Partner


                                       By: /s/ Ahmad A. Sbaiti
                                          --------------------------------------
                                       Name: AHMAD A. SBAITI
                                            ------------------------------------
                                       Its: VICE PRESIDENT
                                           -------------------------------------

Signature Page

                                ESCROW AGENT:

                                CHICAGO TITLE INSURANCE
                                COMPANY


                                By: /s/ Nancy R. Castro
                                   ---------------------------------------------
                                Name: /s/ NANCY R. CASTRO
                                     -------------------------------------------
                                Its: AVP
                                    --------------------------------------------

Signature Page